EXHIBIT 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

July 19, 2017

Cyclacel Pharmaceuticals, Inc.
200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922

Ladies and Gentlemen:

This opinion is furnished to you in connection with the sale and issuance by Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 (the “Additional Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2017, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, of up to an additional (i) $1,908,000 in Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase one share of Common Stock, (ii) $622,000 in Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”) and a warrant to purchase a number of shares of Common Stock equal to $1,000 divided by the Conversion Price, (iii) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants (the “Warrant Shares”) issued under each of the Class A Units and the Class B Units (each a “Warrant” and collectively, the “Warrants”) ((i) through (iv) collectively, the “Securities”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1 (File No. 333-218305) (the “Original Registration Statement”) declared effective by the Commission on July 18, 2017. The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Ladenburg Thalmann & Co., Inc. on behalf of themselves and as representative to the several underwriters to be named therein.  The Securities are to be offered and sold in the manner described in the Original Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock to be filed with the Secretary of State of the State of Delaware, (iv) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Securities; (v) the Registration Statement; (vi) the Prospectus and (vii) the Underwriting Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 19, 2017

herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering our opinion set forth below, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have further assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for issuance pursuant to exercise of the Warrants. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Warrants following the date hereof will be issued for not less than par value. We have not verified any of those assumptions.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Original Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the shares of Series A Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Original Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the shares of Common Stock, when issued upon conversion of the shares of Series A Preferred Stock, will be validly issued, fully paid and non-assessable (iv) the Warrants, when issued as set forth in the Original Registration Statement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Original Registration Statement, will be validly issued, fully paid and non-assessable; (vi) the Class A Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Original Registration Statement, will constitute valid and legally binding obligations of the Company; and (vii) the Class B Units, when duly delivered by the Company against the payment of consideration therefor and as contemplated in the Original Registration Statement, will constitute valid and legally binding obligations of the Company.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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